SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017
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CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
 (Address of principal executive offices)

(401) 435-7171
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
     CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
     CFR 240.13e-4(c))

Item 1.01. Material Agreements.

On January 24, 2017, Capital Properties, Inc. (the "Company") and its two wholly-owned subsidiaries, Capital Terminal Company ("CTC") and Dunellen, LLC ("Dunellen", and together with the Company and CTC,  the "Sellers") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Sprague Operating Resources LLC ("Sprague"), a subsidiary of Sprague Resources LP, to sell Sprague the Company's East Providence, Rhode Island petroleum storage terminal, Wilkesbarre Pier and related terminal assets (the "Purchased Assets").  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement.

The aggregate purchase price for the Purchased Assets will be Twenty-Three Million Dollars ($23,000,000) plus the assumption of the Assumed Liabilities.  The purchase price is subject to adjustment pursuant to the terms of the Purchase Agreement.

Each of the parties has agreed to certain customary representations, warranties and covenants in the Purchase Agreement. The consummation of the transaction is subject to the satisfaction or waiver of customary conditions, as set forth in the Purchase Agreement, including, among other things, receipt of third party and any applicable regulatory approvals.  Approval of the Company's shareholders is not required in connection with the transaction.

The terminal's combined distillate storage capacity of just over 1 million barrels has been leased exclusively by Sprague since May 1, 2014.  Sellers have agreed to operate their businesses in the ordinary course consistent with past practice until the Closing. CTC and Dunellen have also agreed to not solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Purchased Assets, and to certain restrictions on its ability to respond to such proposals. Each party's obligation to consummate the sale of the Purchased Assets is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Purchase Agreement may be terminated at any time prior to the Closing under a number of conditions that include, but are not limited to, the following: (i) by mutual written agreement of the parties; (ii) by Sprague if there is an event or condition that results in a Material Adverse Effect, Sellers' representations and warranties, subject to certain materiality qualifiers, were not true and correct when made, Sellers have not performed or complied with the covenants or agreements to be performed or complied with by Sellers, or certain bankruptcy-type events occur with respect to Sellers; (iii) by Sellers if Sprague's representations and warranties, subject to certain materiality qualifiers, were not true and correct when made, Sprague has not performed or complied with the covenants or agreements to be performed or complied with by Sprague, or certain bankruptcy-type events occur with respect to Sprague; (iv) by either party if the Closing has not occurred before January 31, 2017, provided however, this termination right is not available to any party whose failure to comply with the Purchase Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before such date; (v) by either party if the transactions contemplated by the Purchase Agreement become illegal or are prohibited by law; (vi) assuming certain conditions to Closing have been satisfied, by either Sprague or Sellers if the other party fails to consummate the transactions contemplated by the Purchase Agreement in accordance with Section 2.05 thereof; or (vii) by Sprague pursuant to the terms of Section 5.04(b) thereof.

The parties contemplate the Closing to occur on or about January 31, 2017.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the press release of the Company regarding the Purchase Agreement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement.
The foregoing description of the Purchase Agreement is included to provide you with information regarding its terms. The representations, warranties and covenants contained in the Purchase Agreement were made as of specific dates and solely for purposes of the contract between Sprague and the Sellers and are not intended to provide factual, business, or financial information about Sprague and the Sellers.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Sprague and the Sellers rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Purchase Agreement that were made to the other party in connection with the negotiation of the Purchase Agreement and generally were solely for the benefit of the parties to that agreement.
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION
2.1	Asset Purchase Agreement, dated January 24, 2017, by and among Capital Properties, Inc., Dunellen, LLC, Capital Terminal Company and Sprague Operating Resources LLC.*
99.1	Press Release of Capital Properties, Inc. dated January 25, 2017

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.

SIGNATURES

*Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: January 25, 2017	By:	/s/ Stephen J. Carlotti
Stephen J. Carlotti
Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Asset Purchase Agreement, dated January 24, 2017, by and among Capital Properties, Inc., Dunellen, LLC, Capital Terminal Company and Sprague Operating Resources LLC.*
99.1	Press Release of Capital Properties, Inc. dated January 25, 2017

* Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to the Asset Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules.